THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES. THE OFFER IS MADE SOLELY BY THE OFFER TO PURCHASE DATED AUGUST 19, 2002 AND THE RELATED LETTER OF TRANSMITTAL AND ANY AMENDMENTS OR SUPPLEMENTS THERETO AND IS BEING MADE TO ALL HOLDERS OF SHARES. THE PURCHASER IS NOT AWARE OF ANY STATE OR JURISDICTION WHERE THE MAKING OF THE OFFER OR THE ACCEPTANCE OF SHARES IS PROHIBITED BY ANY APPLICABLE LAW. IF THE PURCHASER BECOMES AWARE OF ANY STATE OR JURISDICTION WHERE THE MAKING OF THE OFFER OR THE ACCEPTANCE OF SHARES IS NOT IN COMPLIANCE WITH ANY APPLICABLE LAW, THE PURCHASER WILL MAKE A GOOD FAITH EFFORT TO COMPLY WITH SUCH LAW. IF, AFTER SUCH GOOD FAITH EFFORT, THE PURCHASER CANNOT COMPLY WITH SUCH LAW, THE OFFER WILL NOT BE MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) THE HOLDERS OF SHARES IN SUCH STATE OR JURISDICTION. IN ANY STATE OR JURISDICTION WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE PURCHASER BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH STATE OR JURISDICTION.


                     NOTICE OF OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                                       OF


                                @POS.COM, INC.
                                      AT
                              $0.46 NET PER SHARE
                                      BY


                           SYMBOL ACQUISITION CORP.
                         A WHOLLY-OWNED SUBSIDIARY OF
                           SYMBOL TECHNOLOGIES, INC.

     Symbol Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Symbol Technologies, Inc., a Delaware corporation ("Parent"), is offering to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share (the "Shares"), of @pos.com, Inc., a Delaware corporation (the "Company"), at a price of $0.46 per Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 19, 2002 (the "Offer to Purchase") and in the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer").

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, SEPTEMBER 16, 2002, UNLESS THE OFFER IS EXTENDED. THE OFFER IS CONDITIONED UPON THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PURSUANT TO THE OFFER PRIOR TO THE EXPIRATION OF THE OFFER SUCH NUMBER OF SHARES WHICH WOULD CONSTITUTE AT LEAST A MAJORITY OF THE OUTSTANDING SHARES ON A FULLY DILUTED BASIS ON THE DATE OF PURCHASE (THE "MINIMUM CONDITION"). THE OFFER IS ALSO CONDITIONED UPON THE SATISFACTION OF CERTAIN OTHER TERMS AND CONDITIONS DESCRIBED IN SECTION 14 OF THE OFFER TO PURCHASE.

     The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of August 12, 2002 (the "Merger Agreement"), by and among Parent, the Purchaser and the Company. The Merger Agreement provides for, among other things, the making of the Offer by the Purchaser and that, subject to the terms and conditions set forth in the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), the Purchaser will be merged with and into the Company (the "Merger") at the effective time of the Merger (the "Effective Time"), with the Company continuing as the surviving corporation. At the Effective Time, except for (i) Shares which are held by the Company or by Parent or any other subsidiary of Parent, all of which will automatically be canceled and will cease to exist, without any cash or other consideration being delivered or deliverable in exchange therefor, and
(ii) Shares, if any, held by holders (the "Holders") who have not voted such Shares in favor of the Merger and have perfected their appraisal rights under the DGCL, each Share issued and outstanding will, by virtue of the Merger and without any action by the Holders thereof, be converted into the right to receive an amount in cash equal to $0.46, without interest. The Merger Agreement is more fully described in Section 11 of the Offer to Purchase. Under Delaware law, if the Purchaser acquires, pursuant to the Offer or otherwise, at least 90% of the issued and outstanding Shares, the Purchaser will be able to approve and effect the Merger without a vote of the Company's stockholders. If, however, the Purchaser does not acquire at least 90% of the issued and outstanding Shares, pursuant to the Offer or otherwise, a vote of the Company's stockholders to effect the Merger is required under Delaware law and a longer period of time will be required to effect the Merger as described in Section 11 of the Offer to Purchase. As of the date hereof, following the expiration of the Offer, the Purchaser does not intend to make available a subsequent offering period for the Shares.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY (i) DETERMINED THAT THE TERMS OF THE OFFER AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF THE HOLDERS, (ii) APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE MERGER AND (iii) DECLARED THE ADVISABILITY OF THE MERGER AGREEMENT AND RECOMMENDED THAT THE HOLDERS ACCEPT THE OFFER, TENDER THEIR SHARES PURSUANT TO THE OFFER AND (IF REQUIRED BY APPLICABLE LAW) ADOPT THE MERGER AGREEMENT.

     Tendering Holders whose Shares are registered in their own name and who tender directly to U.S. Stock Transfer Corporation, as depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the Shares accepted for payment pursuant to the Offer. The Purchaser will pay all charges and expenses of the Depositary and Georgeson Shareholder Communications, Inc., as Information Agent, in each case incurred in connection with the Offer. In order for Shares to be validly tendered pursuant to the Offer, a Holder must, prior to the Expiration Date (as defined below), (i) deliver to the Depositary at the address set forth on the back cover of the Offer to Purchase (a) a properly completed and duly executed Letter of Transmittal (or a copy thereof) with any required signature guarantees, (b) the certificates for Shares to be tendered and (c) any other documents required to be included with the Letter of Transmittal under the terms and subject to the conditions thereof and of the Offer to Purchase, (ii) cause such Holder's broker, dealer, commercial bank, trust company or custodian to tender applicable Shares pursuant to the procedures for book-entry transfer described in Section 3 of the Offer to Purchase or (iii) comply with the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

     For purposes of the Offer, the Purchaser will be deemed to have accepted for payment (and thereby purchased) Shares validly tendered and not properly withdrawn if, as and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance for payment of such Shares. Upon the terms and subject to the conditions of the Offer, payment for Shares accepted pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for tendering Holders for the purpose of receiving payments from the Purchaser and transmitting payments to Holders whose Shares have been accepted for payment. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the certificates evidencing such Shares, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in Section 2 of the Offer to Purchase), (ii) the Letter of Transmittal (or a copy thereof), properly completed and duly executed together with any required signature guarantees (or, in the case of a book entry transfer, an Agent's Message (as defined in Section 2 of the Offer to Purchase)) and (iii) any other documents required by the Letter of Transmittal. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE FOR SHARES BE PAID BY THE PURCHASER, REGARDLESS OF ANY DELAY IN MAKING SUCH PAYMENT OR EXTENSION OF THE EXPIRATION DATE (AS DEFINED BELOW).

     The term "Expiration Date" shall mean 12:00 midnight, New York City time, on Monday, September 16, 2002, unless and until the Purchaser (subject to the terms of the Merger Agreement), shall have extended the period of time during which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by the Purchaser, shall expire. Subject to the provisions of the Merger Agreement, the applicable rules and regulations of the Securities and Exchange Commission (the "Commission") and applicable law, the Purchaser expressly reserves the right, at any time or from time to time, to extend the period of time during which the Offer is open, including upon the occurrence of any of the events specified in Section 14 of the Offer to Purchase, by giving notice of such extension to the Depositary and by making a public announcement thereof not later than 9:00 a.m., New York City time, on the next business day after the day on which the Offer was scheduled to expire. Subject to applicable law (including, but not limited to, Rule 14d-4(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires that material changes be promptly disseminated to Holders in a manner reasonably designed to inform them of such changes) and without limiting the manner in which the Purchaser may choose to make any public announcement, the Purchaser will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release to the Dow Jones News Service or as otherwise may be required by applicable law. During any such extension, all Shares previously tendered and not properly withdrawn will remain subject to the Offer, subject to the right of a tendering Holder to withdraw its Shares.

     Subject to the provisions of the Merger Agreement, the applicable rules and regulations of the Commission and applicable law, the Purchaser also expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to delay acceptance for payment of, or, regardless of whether such Shares were theretofore accepted for payment, payment for, any Shares in order to comply in whole or in part with applicable law, (ii) to terminate the Offer on any scheduled expiration date and not accept for payment any Shares if any of the conditions referred to in Section 14 of the Offer to Purchase are not satisfied or any of the events specified in Section 14 of the Offer to Purchase have occurred and (iii) to waive any condition or otherwise amend the Offer in any respect by giving oral or written notice of such delay, termination, waiver or amendment to the Depositary and by making a public announcement thereof. Subject to the terms of the Merger Agreement, the applicable rules and regulations of the Commission and applicable law, the Purchaser reserves the right to amend or modify the terms of the Offer including, without limitation, except as provided below, the right to extend the Offer beyond any scheduled expiration date, but in no event later than October 31, 2002 (the "Termination Date"), provided that, without the prior written consent of the Company, the Purchaser will not (i) change the Minimum Condition, (ii) decrease the Offer Price, (iii) change the form of consideration payable in the Offer (other than by adding consideration), (iv) reduce the maximum number of Shares to be purchased pursuant to the Offer, (v) amend the terms or the conditions of the Offer in a manner which is adverse to the Holders, or which imposes conditions or terms to the Offer in addition to those set forth in the Merger Agreement, or
(vi) extend the expiration date of the Offer beyond the twentieth business day after commencement of the Offer, except (A) as required by applicable law, (B) that in certain circumstances where, on any expiration date of the Offer, less than 90% of the Shares have been tendered, Purchaser may extend the Offer for one or more periods not to exceed an aggregate of ten business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer or (C) that if any condition to the Offer has not been satisfied or waived, the Purchaser may extend the expiration date of the Offer from time to time for one or more periods but in no event later than the Termination Date; provided that the Offer may be extended in connection with an increase in the consideration to be paid pursuant to the Offer so as to comply with applicable rules and regulations of the Commission.

     Tenders of Shares made pursuant to the Offer are irrevocable except that such Shares may be withdrawn at any time prior to the Expiration Date and, unless theretofore accepted for payment by the Purchaser pursuant to the Offer, may also be withdrawn at any time after October 17, 2002. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary at its address or the facsimile number set forth on the back cover of the Offer to Purchase. Any such notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn, and the name of the registered holder of the Shares, if different from that of the person who tendered such Shares. If certificates evidencing Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the Depositary and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution (as defined in Section 3 of the Offer to Purchase), unless such Shares have been tendered for the account of an Eligible Institution. Shares tendered pursuant to the procedure for book-entry transfer set forth in Section 3 of the Offer to Purchase may be withdrawn only by means of the withdrawal procedures made available by the Book-Entry Transfer Facility, must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares and must otherwise comply with the Book-Entry Transfer Facility's procedures.

     Withdrawals of tendered Shares may not be rescinded without the Purchaser's consent, and any Shares properly withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Purchaser, in its sole discretion, which determination will be final and binding. None of Parent, the Purchaser, the Company, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Shares properly withdrawn may be re-tendered at any time prior to the Expiration Date by following any of the procedures described in Section 3 of the Offer to Purchase.

     The information required to be disclosed by paragraph (d)(1) of Rule 14d-6 under the Exchange Act is contained in the Offer to Purchase and is incorporated herein by reference.

     The Company has provided the Purchaser with the Company's stockholder lists and security position listings in respect of the Shares for the purpose of disseminating the Offer to Purchase, the Letter of Transmittal and other materials relevant to Holders. The Offer to Purchase, the Letter of Transmittal and any other relevant materials will be mailed to holders of record of Shares whose names appear on the Company's list of holders of the Shares and will be furnished, for subsequent transmittal to beneficial owners of Shares, to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the Company's list of holders of the Shares or, where applicable, who are listed as participants in the security position listing of the Depository Trust Company.

     THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

     Additional copies of the Offer to Purchase, the related Letter of Transmittal and other related tender offer materials may be obtained from the Information Agent or from brokers, dealers, commercial banks or trust companies. Questions and requests for assistance may be directed to the Information Agent at the address and telephone number as set forth below.


                    THE INFORMATION AGENT FOR THE OFFER IS:


                               [GRAPHIC OMITTED]

                   GEORGESON SHAREHOLDER COMMUNICATIONS INC.




                          17 State Street, 10th Floor
                           New York, New York 10004

                       Banks and Brokers: (212) 440-9800
                   All Others Call Toll Free: (800) 249-1014

August 19, 2002